UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report April 2, 2020
(Date of Earliest Event Reported): March 27, 2020

MID-CON ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35374	45-2842469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2431 E. 61st Street, Suite 850
Tulsa, Oklahoma

(Address of principal executive offices)

74136

(Zip code)

(918) 743-7575

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	MCEP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on March 26, 2019, Mid-Con Energy Partners, LP (the “Partnership”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Partnership that, for 30 consecutive business days, the bid price for the Partnership’s common units had closed below the minimum $1.00 per unit requirement for continued inclusion on the Nasdaq Global Select Market (the “Bid Price Rule”). In accordance with Nasdaq rules, the Partnership was provided an initial period of 180 calendar days, or until September 23, 2019, to regain compliance with the Bid Price Rule.  On September 24, 2019, the Staff notified the Partnership in writing that while the Partnership had not regained compliance with the Bid Price Rule, it was being granted an additional 180-day compliance period, or until March 23, 2020, to regain compliance with the Bid Price Rule.

On March 27, 2020, the Partnership received notice (the “Notice”) from the Staff indicating that, based on the Partnership’s continued non-compliance with the Bid Price Rule, the Partnership’s common units will be delisted from the Nasdaq. The Notice further states that unless the Partnership requests an appeal of the Staff’s delisting determination to a Hearing Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, trading of the Partnership’s common units will be suspended at the opening of business on April 7, 2020, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Partnership’s common units from listing and registration on the Nasdaq. The request for a hearing must be submitted no later than April 3, 2020.

The Partnership intends to timely request a hearing before the Panel, which request will stay the suspension of the Partnership’s common units and the filing of the Form 25-NSE pending the Panel’s decision. At the hearing, the Partnership intends to present its plan to regain compliance with the Bid Price Rule. This plan involves implementing a reverse unit split of the Partnership’s common units at a reverse split ratio of 1-for-20, effective after market close on April 9, 2020 (the “Reverse Unit Split”). As previously disclosed, on March 20, 2020, the Partnership issued a press release announcing that the board of directors of Mid-Con Energy GP, LLC (the “General Partner”), the general partner of the Partnership, had approved the Reverse Unit Split.

This report may include “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address, among other things, statements regarding the Partnership’s ability to timely request a hearing before the Panel and present its plan to regain compliance with the Bid Price Rule, to timely implement and cause to be effective the Reverse Unit Split, and to regain compliance with Nasdaq’s requirements for continued listing, as well as related matters. These statements are subject to risks and uncertainties, including the failure of the Partnership to timely request a hearing before the Panel, the failure of the Partnership to timely implement and cause to be effective the Reverse Unit Split, the Partnership’s plan to regain compliance with the Bid Price Rule not being accepted and the failure of the Partnership to otherwise regain compliance with Nasdaq’s requirements for continued listing, and actual results may differ materially from these statements. For further discussion of risks and uncertainties, you should refer to the Partnership’s filings with the SEC available at www.midconenergypartners.com or www.sec.gov. The Partnership undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this report. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents and reports we file from time to time with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-CON ENERGY PARTNERS, LP
		By:	Mid-Con Energy GP, LLC
its general partner

Dated:	April 2, 2020	By:	/s/Charles L. McLawhorn, III
Charles L. McLawhorn, III
Vice President, General Counsel and Secretary